Exhibit 4.4

COMVERGE, INC.

THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

February 14, 2006

i

Schedule A	Investors
Schedule B	Principal Stockholders
Schedule C	Key Management

ii

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 14th day of February, 2006, by and among Comverge, Inc., a Delaware corporation (the “Company”) and the holders of shares of the Company’s Preferred Stock (the “Preferred Stock”) listed on Schedule A (the “Investors”), the stockholders of the Company listed on Schedule B (the “Principal Stockholders”), and certain members of the Company’s management listed on Schedule C, as the same may be amended from time to time (the “Key Management”).

RECITALS

WHEREAS, the Company and certain of its stockholders are parties to that certain Second Amended and Restated Investors’ Rights Agreement dated as of October 25, 2004 (the “Prior Agreement”);

WHEREAS, the Company desires to sell shares of its Series C Preferred Stock pursuant to the terms of that certain Series C Preferred Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) and the amendment and restatement of the Prior Agreement as set forth herein is a condition to the Closing (as defined in the Purchase Agreement);

WHEREAS, pursuant to Section 6.4 of the Prior Agreement, the Prior Agreement may be amended by the written consent of the Company and the holders of at least 60% of the Preferred Registrable Securities (as defined in Section 3.1) held by the Investors; and

WHEREAS, the undersigned represent a majority of the Preferred Registrable Securities held by the Investors and such stockholders desire to amend the Prior Agreement as set forth below on behalf of themselves and the other holders of Preferred Registrable Securities party to the Prior Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants set forth herein and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate”, as applied to any person or entity, shall mean a person or entity directly or indirectly (through one or more intermediaries) controlling, controlled by or under common control with the first person or entity, including affiliated venture capital funds.

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time charged with primary responsibility for administering the Securities Act (or any successor legislation).

“Common Stock” shall mean the Common Stock, $0.001 par value, of the Company, as constituted as of the date of this Agreement.

“Conversion Shares” shall mean shares of Common Stock issued or issuable upon conversion of the Preferred Stock.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Preferred Shares” shall mean the shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock held by the Investors.

“Registration Expenses” shall mean the expenses so described in Section 3.5.

“Registrable Securities” shall mean (i) the Conversion Shares; (ii) shares of Common Stock now held or hereafter acquired by the Principal Stockholders; provided, however, that such shares of Common Stock held by the Principal Stockholders shall not be deemed Registrable Securities for the purposes of Sections 3.1, 3.3 and 3.9; (iii) shares of Common Stock now held or hereafter acquired by Key Management; provided, however, that such shares of Common Stock held by Key Management shall not be deemed Registrable Securities for the purposes of Sections 3.1, 3.3 and 3.9; and (iv) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i), (ii) and (iii) above, in each case with the same limitation thereon; provided further that Registrable Securities shall not include any shares of Common Stock (a) that have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) that have otherwise been sold to the public.

“Securities” shall mean the Preferred Stock and the Conversion Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean the expenses so described in Section 3.5.

ARTICLE II

Transfers

Section 2.1 Restrictive Legend. Each certificate representing Securities shall, except as otherwise provided in this Section 2.1 or in Section 2.2, be stamped or otherwise imprinted with a legend substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF AN INVESTORS’ RIGHTS AGREEMENT, WHICH INCLUDES CERTAIN RESTRICTIONS ON TRANSFER. COMPLETE AND CORRECT COPIES OF THE AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

Section 2.2 Notice of Proposed Transfer. Prior to any proposed transfer of any Registrable Securities (other than under the circumstances described in Sections 3.1, 3.2 or 3.3), (a) the holder thereof must give written notice to the Company of its intention to effect such transfer and (b) the transferee must agree in writing to be bound by the terms of this Agreement. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws pursuant to an exemption from the registration requirements thereof, whereupon the holder of such stock shall be entitled to transfer such Registrable Securities in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners, members or shareholders of the transferor (in the case of a transferor that is a partnership, limited liability company or a corporation, respectively) or to an Affiliate of the transferor or for routine sales pursuant to Rule 144. Each certificate for Registrable Securities transferred as above provided shall bear the legends set forth in Section 2.1, except that such certificate shall not bear such legends if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act pursuant to an exemption from the registration requirements thereof. The restrictions provided for in this Section 2.2 shall not apply to securities which are not required to bear the legends prescribed by Section 2.1 in accordance with the provisions of that Section.

ARTICLE III

Registration

Section 3.1 Required Registration.

(a) At any time after February 14, 2009, the holders of a majority of the Preferred Shares, including the Common Stock issued on conversion of the Preferred Shares (the “Preferred Registrable Securities”), calculated on an as-converted basis, may request the Company to register some or all of their Preferred Registrable Securities under the Securities Act if the anticipated aggregate price to the public is not less than $8,000,000. Any request for registration (“Registration Request”) shall specify (A) the approximate number of shares of Preferred Registrable Securities requested to be registered and (B) the intended method of distribution of such shares.

(b) Within ten days after the receipt of a Registration Request, the Company shall immediately notify all holders of Registrable Securities from whom notice has not been received and shall, subject to the limitations of this Section 3.1, effect, as expeditiously as is reasonably possible the registration under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Preferred Registrable Securities specified in such notice (and in all notices received by the Company from other holders within fifteen days after the giving of such notice by the Company); provided, that in the case of an underwritten public offering, if the managing underwriter determines that, because of marketing factors all of the Registrable Securities requested to be registered may not be included in the offering, the Company shall include in such registration (i) first, the Preferred Registrable Securities requested to be included in such registration by the Investors, pro rata among the holders thereof on the basis of the number of shares of Preferred Registrable Securities such Investors requested to be included in such registration, and (ii) second, the Registrable Securities requested to be included in such registration by the Principal Stockholders and Key Management pursuant to the incidental registration provisions of Section 3.2 hereof, pro rata among the Principal Stockholders and such members of Key Management on the basis of the number of shares of Registrable Securities the Principal Stockholders and such members of Key Management requested to be included in such registration.

(c) The Company will have the right to select one or more underwriters to manage the offering, subject to the reasonable satisfaction of a majority in interest of the Investors initially requesting registration, which approval, if any be required, shall not be unreasonably withheld or delayed; provided, that if the managing underwriter or underwriters shall be the firm or firms that managed the Company’s most recently completed underwritten public offering of Common Stock, such firms shall be deemed acceptable unless a majority in interest of the Investors initially requesting such registration shall object to such firm or firms for reasons related to the ability of such firm or firms to effectively manage the offering.

(d) The Company shall be obligated to effect a registration pursuant to this Section 3.1 on two occasions only, and shall not be required to effect a registration (i) during the 180-day period following the effective date of the registration statement pertaining to the Company’s initial public offering or (ii) if the Company delivers notice in writing to the holders of Registrable Securities within 30 days of any Registration Request of the Company’s intent to file a registration statement within 90 days.

(e) The Company shall be entitled to include in any registration statement referred to in this Section 3.1, for sale in accordance with the method of disposition specified by requesting holders, shares of Common Stock to be sold by the Company for its own account but only to the extent that such inclusion will not adversely affect the offering for the account of the holders of Registrable Securities. Except for registration statements on Form S-4, S-8 or any successors thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 3.1 until the completion of the period of distribution of the registration contemplated thereby.

Section 3.2 Company Registration. If the Company at any time (other than pursuant to the Company’s initial public offering) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice to all holders of outstanding Registrable Securities of its intention so to do. Upon the written request of any such holder, received by the Company within 15 days after the giving of any such notice by the Company, to register any of its Registrable Securities, the Company will use reasonable best efforts to cause such Registrable Securities to be included in the registration statement proposed to be filed by the Company. In the event that any registration pursuant to this Section 3.2 shall be, in whole or in part, an underwritten public offering of Common Stock, and the managing underwriters advise the Company in their opinion that the number of securities to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within the price range acceptable to the parties initially requesting such registration, the Company will include in such registration (i) first, the securities proposed to be included therein by the Company if the Company has initiated the registration, (ii) second, the Registrable Securities requested to included in such registration by the Investors, pro rata among the holders thereof on the basis of the number of shares of Registrable Securities requested to be included in such registration, and (iii) third, the Registrable Securities requested to be included in such registration by the Principal Stockholders and Key Management, pro rata among the Principal Stockholders and such members of Key Management on the basis of the number of shares of Registrable Securities the Principal Stockholders and such members of Key Management requested to be included in such registration; provided, however, that in the case of any underwritten public offering, the number of shares of Preferred Registrable Securities included in such offering shall not be reduced below an amount equal to 25% of the total number of shares to be included unless such offering is the initial public offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Preferred Registrable Securities may be excluded in accordance with the immediately preceding clause. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 3.2 without thereby incurring any liability to the holders of Registrable Securities.

Section 3.3 Registration on Form S-3. If at any time (i) a holder or holders of Preferred Registrable Securities request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of their Preferred Registrable Securities, the reasonably anticipated aggregate price to the public of which would exceed $2,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall, as soon as practicable, use reasonable best efforts to effect such registration under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the Preferred Registrable Securities specified in such notice. Whenever the Company is required by this Section 3.3 to use reasonable best efforts to effect the registration on behalf of a holder or holders of Preferred Registrable Securities, the Company shall notify all other holders of Registrable Securities and provide them with the opportunity to participate in the offering in accordance with Section 3.2 hereof (with any exclusion by underwriters to be pro rata on the basis of the number of shares of Registrable Securities requested to be included), and the provisions of paragraphs (c) and (e) of Section 3.1 shall apply to such registration. The Company shall not be required to effect more than two such registrations pursuant to this Section 3.3 in any 12-month period. Registrations effected pursuant to this Section 3.3 shall not be counted as demand registrations effected pursuant to Section 3.1.

Section 3.4 Registration Procedures. If and whenever the Company is required by the provisions of Section 3.1, 3.2 or 3.3 to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 3.1, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided); provided, however, that that Company’s obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed ninety (90) days in any 12-month period if in the reasonable good faith judgment of the Company’s Board of Directors it would be seriously detrimental to the Company to effect a registration at such time;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the related prospectus as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein

(including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

(d) use reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) list the Registrable Securities covered by such registration statement with any securities exchange (or quotation system) on which the Common Stock of the Company is then listed (or qualified for inclusion);

(f) immediately (i) notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and (ii) use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(g) if the offering is underwritten and at the request of any seller of Registrable Securities, use reasonable best efforts to furnish on the date that Registrable Securities is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, in form and substance as is customarily given in an underwritten public offering; and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, in form and substance as is customarily given in an underwritten public offering; and

(h) make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney or accountant retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement.

(i) For purposes of Section 3.4(a) and 3.4(b), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and one hundred twenty (120) days after the effective date thereof.

(j) It shall be a condition precedent to the obligations of the Company to take any action in connection with each registration pursuant to Sections 3.1, 3.2 or 3.3 hereof, that the sellers of Registrable Securities furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

(k) In connection with each registration pursuant to Sections 3.1, 3.2 or 3.3 covering an underwritten public offering, the Company shall not be required to include any Registrable Securities in such underwriting unless the holders of such Registrable Securities accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters).

Section 3.5 Expenses. All expenses incurred by the Company in complying with Sections 3.1, 3.2 and 3.3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and the reasonable fees and disbursements of one counsel for the sellers of Registrable Securities not to exceed $25,000, but excluding any Selling Expenses, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.”

The Company will pay all Registration Expenses in connection with each registration statement under Section 3.1, 3.2 or 3.3; provided, however, that the Company shall not be required to pay for any Registration Expenses of any registration proceeding begun pursuant to Section 3.1 if the registration request is subsequently withdrawn on the written request of the holders of a majority of the Preferred Registrable Securities to be registered (in which case all participating holders of Preferred Registrable Securities shall bear such expenses pro rata), unless the holders of a majority of the Preferred Registrable Securities agree to forfeit their right to one (1) demand registration pursuant to Section 3.1; provided, further that if at the time of such withdrawal, such holders of Preferred Registrable Securities have learned of a material adverse change in the Company from that known to such holders at the time of the request and have withdrawn the request with reasonable promptness following disclosure by the Company of or such holders’ otherwise having learned of such material adverse change, then the Company shall pay the Registration Expenses of such holders, and such holders shall not be required to pay any of such expenses and shall not forfeit their right to a demand registration pursuant to Section 3.1. All Selling Expenses in connection with each such registration statement shall be borne by the participating sellers.

Section 3.6 Indemnification and Contribution.

(a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 3.1, 3.2 or 3.3, the Company will indemnify and hold harmless each seller of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, Exchange Act or any state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) arise out of or are based on any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any such indemnitee (i) for any amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such indemnitee in writing specifically for use in such registration statement or prospectus, or (iii) if and to the extent that, in the case of a sale directly by such holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such holder of Registrable Securities to engage in a distribution solely on behalf of such holder of Registrable Securities), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such holder of Registrable Securities failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws.

(b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 3.1, 3.2 or 3.3, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities

Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act or any state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds (after deduction of underwriting discounts and other Selling Expenses) to such seller from the sale of Registrable Securities covered by such registration statement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 3.6 and shall only relieve it from any liability which it may have to such indemnified party under this Section 3.6 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel mutually satisfactory to the parties, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 3.6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 3.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.6; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder will be required to contribute, when added to any amounts paid pursuant to Section 3.6(c), an amount in excess of the net proceeds (after deduction of underwriting discounts and other selling expenses) to such seller from the sale of Registrable Securities covered by such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

Section 3.7 Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

Section 3.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such

Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration.

Section 3.9 Future Registration Rights. In addition to any other restrictions imposed hereby, the Company shall not, except with the consent of the Investors holding a majority of the Preferred Registrable Securities held by the Investors, enter into any agreement with any holder or prospective holder (each, an “Other Holder”) of any securities of the Company that would grant such Other Holder registration rights that would (i) reduce the amount of Preferred Registrable Securities that may be registered pursuant to Section 3.1, 3.2 or 3.3 hereof, or (ii) otherwise provide any Other Holder the right to register any securities.

Section 3.10 Market Stand-Off. If requested in writing by the underwriters for the Company’s first firm commitment underwritten public offering of securities of the Company, each holder of Registrable Securities shall agree not to directly or indirectly sell, offer to sell, contract to sell, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such holder (other than those included in the registration statement), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering; provided, however, that all other persons selling shares of Common Stock in such offering and all executive officers, and directors of the Company, and all holders of at least 1% of the Company’s outstanding Common Stock (on an as-converted basis), agree to be similarly restricted and that any early release of such restrictions applicable to securities held by any officer, director or holder of at least 1% of the Company’s outstanding Common Stock (on an as-converted basis) will apply to a corresponding proportion of the Registrable Securities. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to holders of the Registrable Securities (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Section 3.11 Termination of Registration Rights. The obligations of the Company to register Registrable Securities under Section 3.1, 3.2 or 3.3 for a holder of Registrable Securities shall terminate on the earliest to occur of (i) the fifth anniversary of the consummation of the Company’s first firm commitment underwritten public offering of its securities and (ii) the date on which such holder can, in the reasonable opinion of counsel to the Company, sell all shares of his Registrable Securities in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act; provided, however, that the provisions of this Section 3.11 shall not apply to any holder while such holder owns more than 1% of the Company’s outstanding Common Stock (as calculated for purposes of paragraph (e) of Rule 144).

ARTICLE IV

Additional Covenants

The Company covenants and agrees with each of the Investors that:

Section 4.1 Financial Statements, Reports, Etc. The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied. The Company shall furnish to each Investor who (alone or together with its Affiliates) holds at least 250,000 shares of Common Stock and/or Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations or the like):

(a) within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants selected by the Board of Directors of the Company and acceptable to the directors designated by the holders of Preferred Stock;

(b) within 45 days after the end of each quarter in each fiscal year, a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income and cash flows, unaudited but prepared in accordance with generally accepted accounting principles (subject to year-end adjustments and excluding footnotes) and certified by an officer of the Company, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year and comparing the information presented to the Company’s plan, and accompanied by an updated capitalization table; and

(c) no later than 30 days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing.

Section 4.2 Reservation of Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Stock and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Stock from time to time outstanding. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Stock or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of the Conversion Shares.

Section 4.3 Inspection, Consultation and Advice. The Company shall permit and cause each of its subsidiaries (if any) to permit each Investor and such persons as it may designate (provided that such Investor provides satisfactory assurances (as determined by the Company in good faith) to the Company with respect to the confidentiality of all information received from the Company), at such Investor’s expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Investor and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to the Company’s affairs, finances and accounts, all at reasonable times and upon reasonable notice; provided, however, that the Company shall not be obligated pursuant to this Section 4.3 to provide access to any information that they reasonably consider to be a trade secret or similar confidential information, or if, upon advice of counsel, the Company believes in good faith that such disclosure would destroy the attorney-client privilege with regard to such information.

Section 4.4 Director and Officer Insurance. The Company shall obtain and keep in effect a director and officer insurance policy in the aggregate amount of $2,000,000; provided, however, that any reduction in coverage under, or termination of, such insurance policy that is unanimously approved by the Company’s board of directors shall not be a breach of this Section 4.4.

Section 4.5 Proprietary Information Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form referenced in the first sentence of Section 2.9 of the Purchase Agreement, as such form may be amended hereafter from time to time by the Board of Directors.

Section 4.6 First Refusal Right. The Company shall require, as a condition to the issuance of equity securities of the Company as compensation for services rendered to the Company, that each future officer of the Company become a party to the Company’s Third Amended and Restated Co-Sale and First Refusal Agreement of even date herewith.

Section 4.7 Expenses of Directors. The Company shall promptly reimburse in full, upon presentation of reasonably satisfactory supporting documentation, each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof or undertaking any activities at the behest of the Company.

Section 4.8 Indemnification and Advancement.

(a) The Company hereby agrees to hold harmless and indemnify the Investors, the Investors’ direct and indirect subsidiaries, affiliated entities and corporations, and each of their partners, members, officers, directors, employees, stockholders, agents, and representatives (collectively, referred to as the “Investor Indemnitees”) against any and all expenses (including attorneys’ fees), damages, judgments, fines, amounts paid in settlements, or any other amounts that an Investor Indemnitee incurs as a result of any claim or claims made against it in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to the Investors’ actions in connection with the purchase by the Investors of the Company’s Preferred Stock (a “Financing-Based Claim”); provided, however, that no Investor Indemnitee shall be entitled to be held harmless or indemnified by the Company for acts, conduct or omissions as to which there has been a final adjudication that such Investor Indemnitee engaged in intentional misconduct or in knowing and culpable violation of the law.

(b) The Company shall reimburse, promptly following request therefor, all reasonable expenses incurred by an Investor Indemnitee in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to, a Financing-Based Claim, provided, however, that no Investor Indemnitee shall be entitled to reimbursement in connection with acts, conduct or omissions as to which there has been a final adjudication that such Investor Indemnitee engaged in intentional misconduct, in knowing and culpable violation of the law.

(c) The Company’s indemnity obligations set forth above are subject to the Investors providing prompt written notice of a claim. The Company shall control the defense of any such action and, at its discretion, may enter into a stipulation of discontinuance or settlement thereof; provided that the Company may not discontinue any action or settle any claim in a manner that does not unconditionally release the Investors without the Investors’ prior written approval. The Investors shall, at the Company’s expense and reasonable request, cooperate with the Company in any such defense and shall make available to the Company at the Company’s expense all those persons, documents (excluding attorney/client or attorney work product materials) reasonably required by the Company in the defense of any such action. The Investors may, at their expense, assist in such defense.

Section 4.9 Termination or Waiver of Covenants. All of the covenants set forth in this Article IV (other than in Section 4.2) shall terminate and be of no further force or effect upon the earlier to occur of (i) (A) in the case of Section 4.1, the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act and (B) in the case of Sections 4.3 through 4.8, a Qualified Public Offering (as defined in the Company’s then-current Certificate of Incorporation) and (ii) upon the closing of any merger, recapitalization, reorganization or sale of all or substantially all of the assets of the Company which will result in the stockholders of the Company as constituted immediately prior to such transaction not holding, directly or indirectly, immediately following such transaction, at least 50% of the voting power of the surviving, continuing or purchasing entity (a “Change of Control”). Compliance with any of such covenants (excluding Section 4.2) can be waived by the holders of at least 60% of the Preferred Registrable Securities held by the Investors.

ARTICLE V

Right of First Offer

Section 5.1 Right of First Offer. Subject to the terms and conditions specified in this section, the Company hereby grants to each Investor who holds at least 350,000 shares of Preferred Stock (adjusted for stock splits, stock dividends, recapitalizations or the like) (each a

“Major Investor” and, collectively, the “Major Investors”) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined); provided that such right shall apply only to the extent that such Major Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act. For purposes of this Article V, “Major Investor” includes any general partners and Affiliates of a Major Investor. A Major Investor shall be entitled to apportion the rights of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate. Subject to Section 5.3 below, each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering to each Major Investor to purchase such Major Investor’s pro-rata share of such offering in accordance with the following provisions:

Section 5.2 Procedure for Exercise. The Company shall deliver notice (the “Offer Notice”) to the Major Investor stating (i) the number of Shares offered in the applicable offering and (ii) the price and terms, if any, upon which it proposes to offer such Shares. Within 45 days after giving of the Offer Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of Preferred Registrable Securities then held by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities then outstanding) by paying the purchase price therefor at the principal office of the Company. Each Major Investor shall have an over-allotment option with respect to any shares that other Major Investors elect not to purchase and may exercise such option in the same manner provided above within 15 days after receipt of notice from the Company of such over-allotment shares, which notice shall be delivered within five days of the expiration of the initial 45-day period.

Section 5.3 Excluded Issuances. The rights of first offer set forth in this section shall not be applicable to (i) shares of Common Stock issued or issuable solely for compensatory purposes, to directors, officers, employees or consultants of the Company, whether directly (as Common Stock or options) or pursuant to a stock option plan or a restricted stock plan, in each case approved by the Board of Directors; (ii) shares of Common Stock issued upon the conversion of shares of the Company’s Preferred Stock; (iii) securities issued in connection with a bona fide business acquisition or license of technology of or by the Company, whether by license, merger, consolidation, sale of assets, sale or exchange of stock or otherwise that are not issued primarily for equity financing purposes, in each case as approved by the Board of Directors; (iv) securities issued in connection with bona fide commercial borrowing, real estate leases, capital equipment leases, licensing, distribution, development, corporate partnering or similar transactions, in each case approved by the Board of Directors of the Company that are not issued primarily for equity financing purposes; and (v) securities issued as dividends or distributions on the Preferred Stock.

Section 5.4 Sales to Third Parties. The Company shall, after complying with its obligations under Sections 5.1 and 5.2, be free at any time prior to 90 days after the date of the Offer Notice, to offer and sell to any third party or parties the remainder of such securities proposed to be issued by the Company at a price and on payment terms no less favorable to the Company than those specified in the Offer Notice. However, if such third party sale or sales are not consummated within such 90 day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Article V.

Section 5.5 Assignment of Rights of First Offer. Except as set forth in Section 5.1, the rights of first offer set forth in this section may not be assigned or transferred.

Section 5.6 Termination of Rights of First Offer. The rights provided in this Article V shall terminate upon the earlier to occur of (i) a Qualified Public Offering (as defined in the Company’s Certificate of Incorporation, as the same may be amended and restated from time to time), and these rights shall not be applicable to a Qualified Public Offering or (ii) a Change of Control.

ARTICLE VI

Miscellaneous

Section 6.1 Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, including, without limitation, transferees of any Securities, whether so expressed or not, each of whom as a condition to such transfer shall execute an Adoption Agreement in the form attached hereto as Exhibit A; provided, however, that rights to register Registrable Securities pursuant to Article III may be transferred only to (i) any then-current holder of Registrable Securities, (ii) any partner, member or Affiliate of a holder of Registrable Securities, (iii) any family member or trust of any individual holder of Registrable Securities or (iv) a transferee who acquires at least 250,000 shares of Registrable Securities.

Section 6.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed effectively given: (1) upon actual delivery, when delivered personally; (b) upon receipt when sent by confirmed telegram or fax if sent during normal business hours, and if not, then on the next business day; (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; (d) five business days after being deposited in the U.S. mail, as certified or registered mail, return receipt requested, postage prepaid if addressed to U.S. addressees or (e) seven business days after being deposited in the U.S. mail, as certified or registered mail, return receipt requested, postage prepaid if addressed to non-U.S. addressees. All communications shall be sent to the Company and to the Investors at the addresses as set forth on Schedule A or at such other addresses as the Company or Investors may designate by ten (10) days’ advance written notice to the other parties hereto; and if to the Company, with a copy to Carmelo M. Gordian, Andrews Kurth LLP, 111 Congress Avenue, Suite 1700, Austin, TX 78701, facsimile: (512) 320-9292.

(i) if to the Company, at its principal place of business;

(ii) if to any holder of Securities, at such address as may have been furnished to the Company in writing by such holder.

Section 6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws.

Section 6.4 Amendments. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least 60% of the Preferred Registrable Securities held by the Investors; provided, however, that (i) in the event such amendment or waiver adversely affects the rights and/or obligations of the Principal Stockholders or Key Management in a different manner than the Investors, such amendment or waiver shall also require the written consent of the holders of a majority of the Common Stock then held by the Principal Stockholders or the holders of a majority of the Common Stock then held by Key Management who are then providing services to the Company as an employee, officer or director, as the case may be and (ii) any amendment or waiver that affects one Investor in a disproportionately adverse manner as compared to other Investors must be approved by the disproportionately affected Investor; and provided further that the Board of Directors shall have the right to amend or modify the list of Key Management on Schedule C hereto from time to time to remove certain individuals who are no longer employees, officers or directors of the Company. In the event of any addition of a member of Key Management who shall have been approved by the Board of Directors, such member of Key Management shall become a party to this Agreement upon receipt from such new member of Key Management of a fully executed signature page hereto. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

Section 6.5 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

Section 6.6 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

Section 6.7 Aggregation. All shares held or acquired by an Investor and its Affiliates and the partners, members and shareholders of the Investor or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 6.8 Joint Product. This Agreement is the joint product of the Company and the other parties hereto and each provision hereof and thereof has been subject to the mutual consultation, negotiation and agreement of the Company and the other parties hereto and shall not be construed against any party hereto.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned party has executed this counterpart signature page to the Third Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

COMVERGE, INC.

By:	/s/ Robert M. Chiste
Robert M. Chiste
Chief Executive Officer

INVESTORS:

AIR PRODUCTS AND CHEMICALS, INC.

By:	/s/ David J. Taylor
Name:	David J. Taylor
Title:	Vice President

DATA SYSTEMS & SOFTWARE INC.

By:	/s/ G
Name:
Title:

ENERTECH CAPITAL PARTNERS II L.P.

By:	ECP II Management L.P.,
Its General Partner

By:	ECP II Management L.L.C.,
Its General Partner

By:	/s/ Scott Ungerer
Scott Ungerer
Managing Director

ECP II INTERFUND L.P.

By:	ECP II Management L.L.C.,
Its General Partner

By:	/s/ Scott Ungerer
Scott Ungerer
Managing Director

[SIGNATURE PAGE TO COMVERGE, INC. THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT]

EASTON HUNT CAPITAL PARTNERS, L.P.
By:	EHC GP, L.P.
Its:	General Partner
By:	EHC, Inc.
Its:	General Partner

By:	/s/ Richard P. Schneider
Name:	Richard P. Schneider
Title:	Vice President & Secretary

E.ON VENTURE PARTNERS

By:
Peter Bachsleitner
Managing Director

By:
Steffen Hasselwander
Managing Director

PARTNERS FOR GROWTH L.P.

By:	Partners for Growth, LLC,
Its General Partner

By:	/s/ Andrew W. Kahn
Andrew W. Kahn
Manager

[SIGNATURE PAGE TO COMVERGE, INC. THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT]

NTH POWER TECHNOLOGIES FUND II, L.P.,
NTH POWER TECHNOLOGIES FUND II-A, L.P.

By:	NTH POWER MANAGEMENT II, L.P. AND
NTH POWER MANAGEMENT II-A, L.L.C.

By:	NTH POWER L.L.C.
THEIR MANAGEMENT AGENT

By:	/s/ Tim Woodward
Name:	Tim Woodward
Title:	Managing Director

RIDGEWOOD COMVERGE, LLC

By:	/s/ Robert L. Gold
Name:
Title:

SHELL INTERNET VENTURES B.V.

By:
Name:
Title:

NORSK HYDRO TECHNOLOGY VENTURES AS

By:	/s/ Richard Erskine
Name:	Richard Erskine
Title:	Managing Director

[SIGNATURE PAGE TO COMVERGE, INC. THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT]

ROCKPORT CAPITAL PARTNERS, L.P.

By:	RockPort Capital I, LLC, its General Partner

By:	/s/ Alexander Ellis III
Name:	Alexander Ellis III
Title:	Managing Member

RP CO-INVESTMENT FUND I, L.P.

By:	RP Co-Investment Fund I GP, LLC, its
General Partner

By:	/s/ Alexander Ellis III
Name:	Alexander Ellis III
Title:	Managing Member

EMERSON VENTURES INC.

By:	/s/ Randall D. Ledford
Name:	Randall D. Ledford
Title:	Sr. Vice President & Chief Technology Officer

/s/ Frank A. Magnotti
Frank Magnotti

/s/ Richard Preston
Richard Preston

/s/ John Rossi
John Rossi

/s/ Robert M. Chiste
Robert M. Chiste

[SIGNATURE PAGE TO COMVERGE, INC. THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT]

Joseph Esteves

/s/ Wayne Wren
T. Wayne Wren

[SIGNATURE PAGE TO COMVERGE, INC. THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT]

PRINCIPAL STOCKHOLDERS:

DATA SYSTEMS & SOFTWARE INC.

By:	/s/ G
Name:
Title:

[SIGNATURE PAGE TO COMVERGE, INC. THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT]

KEY MANAGEMENT:

/s/ Robert M. Chiste
Robert Chiste

/s/ Wayne Wren
T. Wayne Wren

/s/ John Rossi
John Rossi

/s/ Richard Preston
Richard Preston

/s/ Frank A. Magnotti
Frank Magnotti

/s/ Coral Almog
Coral Almog

[SIGNATURE PAGE TO COMVERGE, INC. THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT]